UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 21, 2008

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Suite 2808,International Chamber of Commerce Tower
Fuhua Three Road, Shenzhen, PRC 518048

(Address Of Principal Executive Offices) (Zip Code)

011 86 755 8831 2115
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On May 21, 2008, Mr. Peter Mak, Chief Financial Officer of New Dragon Asia Corp. (the “Company”) gave a presentation to shareholders after the adjournment of the Company’s 2008 Annual Shareholder Meeting. Mr. Mak described the Company’s business plan for 2008, including the Company’s plans to begin production and packaging of soy milk products. Further, Mr. Mak indicated that management is interested in acquiring a business for the purpose of expanding the Company’s bottling capacity.

The Company issued a press release on May 23, 2008 announcing the new developments as well as the plans to seek an acquisition target during 2008 specifically to expand its existing capacity to bottle its new soy milk products.

A copy of the press release is furnished as Exhibit 99.1 hereto and a copy of the PowerPoint slides used in the presentation to shareholders is furnished as Exhibit 99.2 hereto, are incorporated by reference herein and are also available on the Company’s website at www.newdragonasia.com.

ITEM 8.01	OTHER EVENTS.

On May 23, 2008, the Company issued a press release describing the results of its Annual Shareholder Meeting and the Company’s plans for 2008.

A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

99.1	Press Release dated May 23, 2008.

99.2	Shareholder Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

By:	/s/ Peter Mak
Name:	Peter Mak
Title:	Chief Financial Officer
 Dated: May 23, 2008